Exhibit 99.1

Grocery Outlet Holding Corp. Announces First Quarter Fiscal 2026 Financial Results
Emeryville, CA – May 13, 2026 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet," the "Company," "we" or "our") today announced financial results for the first quarter of fiscal 2026 ended April 4, 2026.
Highlights for First Quarter Fiscal 2026 as compared to First Quarter Fiscal 2025:
•Net sales increased by 3.6% to $1.17 billion.
•Comparable store sales declined by 1.0%.
•Gross margin was 29.6% compared to 30.4% last year, a decline of 80 basis points, including a 50 basis point impact from inventory markdowns and write-offs associated with restructuring activities.
•Operating loss was $178.0 million, which included $158.0 million in non-cash goodwill impairment and $18.2 million in restructuring charges.
•Net loss was $180.3 million, or $(1.83) per diluted share, compared to net loss of $23.3 million, or $(0.24) per diluted share last year. Adjusted net income(1) was $4.6 million, or $0.05 diluted adjusted earnings per share(1), compared to $13.0 million, or $0.13 diluted adjusted earnings per share(1) last year.
•Adjusted EBITDA(1) was $43.1 million, representing 3.7% of net sales.
“We delivered first quarter results consistent with our guidance, as our work to strengthen the business drove sequential improvements in comp-store sales throughout the quarter,” said Jason Potter, President and CEO of Grocery Outlet. “We made meaningful progress in increasing our opportunistic mix to offer more of the extreme value products that resonate with our customers. At the same time, we continued to advance our key strategic priorities to position Grocery Outlet to generate sustainable, profitable growth.”

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(1) Adjusted net income, diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release as well as the respective reconciliations of our non-GAAP financial measures below for additional information about these items.

First Quarter Fiscal 2026 Financial Summary
Net sales increased 3.6% to $1.17 billion due to new store sales, partially offset by a 1.0% decrease in comparable store sales. The decrease in comparable store sales was driven by a 3.1% decrease in average transaction size, partially offset by a 2.1% increase in the number of transactions. We closed 28 stores, including 27 stores as a result of Optimization Plan as further discussed below, and opened 7 new stores, ending the quarter with 549 stores in 16 states.
Gross profit increased $2.8 million to $345.2 million. Gross margin was 29.6%, a decline of 80 basis points due primarily to a 50 basis point impact from inventory markdowns and write-offs associated with the store closures under the Optimization Plan, and the impact of product promotions to drive sales, partially offset by improvements in inventory management.
Selling, general and administrative expenses increased 4.8% to $347.0 million. As a percentage of net sales, SG&A expenses increased 40 basis points to 29.8%, driven primarily by higher professional fees, commissions and other costs to support our continued growth, partially offset by lower incentive compensation.
Operating loss was $178.0 million, which included a $158.0 million non-cash goodwill impairment charge as a result of a decline in market capitalization and $18.2 million in restructuring charges, which consisted of $2.7 million in cash charges and $15.5 million in non-cash charges related to the Optimization Plan. The non-cash goodwill impairment charge does not impact future operations.
Net loss was $180.3 million, or $(1.83) per diluted share compared to net loss of $23.3 million, or $(0.24) per diluted share last year. Adjusted net income(1) was $4.6 million, or $0.05 diluted adjusted earnings per share(1) compared to $13.0 million, or $0.13 diluted adjusted earnings per share(1). Adjusted EBITDA(1) was $43.1 million, or 3.7% of net sales, compared to $51.9 million, or 4.6% of net sales, in the prior year.
Cash Flow & Capital Spending:
•Net cash provided by operating activities during the first quarter of fiscal 2026 was $52.6 million compared with $58.9 million for the first quarter last year. The decrease in operating cash flow was driven primarily by changes in working capital including inventory and accrued liabilities, partially offset by a lower net loss in the current quarter, after adjusting for non-cash charges.
•Capital expenditures for the first quarter of fiscal 2026, before tenant improvement allowances, were $56.8 million, a decrease of $8.5 million over the first quarter of fiscal 2025 due to fewer new store openings. Capital expenditures, net of tenant improvement allowances, for the first quarter this year, were $53.9 million compared with $57.3 million for the same period last year, due to fewer new store openings partially offset by the timing of tenant improvement billings.
Optimization Plan:
To strengthen long-term profitability and cash flow generation, improve operational execution, optimize our existing store footprint and align with our disciplined new store growth strategy, in the first quarter of fiscal 2026 we conducted a strategic, financial and operational analysis of our store fleet. Following that review, during the quarter, our Board of Directors adopted a business optimization plan (the "Optimization Plan") that provides for the closure of 36 financially underperforming stores ("Closure Stores"), including the termination, sublease or assignment of the applicable store leases, the termination, sublease or assignment of a lease for a distribution center facility that we are no longer utilizing (together with the store leases, the "Lease Exits"), and the termination of operator agreements with independent operators ("IOs") for the Closure Stores as well as certain other store locations (the "Operator Agreement Terminations").

Following the Board adoption of the Optimization Plan, during the first quarter of fiscal 2026, we closed 27 stores and initiated the closure process at the remaining 9 stores associated with the Lease Exits. In the second quarter of fiscal 2026, we completed the closure of the remaining 9 stores. During the first quarter of fiscal 2026, we also completed or initiated the Operator Agreement Terminations for the Closure Stores as well as certain other store locations. In addition, we increased the provision for IO notes and IO receivables reserves and wrote off uncollectible IO notes and IO receivables associated with these store locations.
In connection with the Optimization Plan, we estimate we will incur between $20 million and $27 million in net total restructuring charges in fiscal 2026 and fiscal 2027, and we expect these actions to be substantially completed by the first quarter of fiscal 2027.
Outlook:
The Company reaffirms the following key guidance figures for fiscal 2026:

Current
New store openings, net(1)	30-33
Net sales	$4.60 - $4.72 billion
Comparable store sales increase / decrease	"-2.0% to 0.0%"
Gross margin	29.7%-30.0%
Adjusted EBITDA	$220 million to $235 million
Diluted adjusted earnings per share	$0.45 to $0.55
Capital expenditures (net of tenant improvement allowances)	$170 million
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(1) Excludes store closures related to the Optimization Plan.
Conference Call Information:
A conference call to discuss the first quarter fiscal 2026 financial results is scheduled for today, May 13, 2026 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 15 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within three hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13759283. The telephone dial-in replay will be available for approximately two weeks after the call. The webcast replay will be available for approximately one year after the call.

Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management and the Board of Directors use EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share, and cash-on-cash return as supplemental key metrics to assess our financial performance, and net leverage as a supplemental metric to assess our liquidity. These non-GAAP financial measures are also frequently used by analysts, investors and other interested parties to evaluate the Company and other companies in our industry. Management believes it is useful to investors and analysts to evaluate these non-GAAP financial measures on the same basis as management uses to evaluate our operating results and liquidity. Management uses these non-GAAP financial performance measures to supplement GAAP financial measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. In addition, we use adjusted EBITDA and adjusted earnings per share to supplement GAAP financial measures of performance to evaluate performance in connection with compensation decisions. Management believes that excluding items from operating income (loss), net income (loss) and earnings (net loss) per diluted share that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides additional information for analyzing trends in our business. Management uses net leverage to evaluate our overall liquidity and financial flexibility to pursue operational strategies and to evaluate our capital structure, and our ability to service our long-term debt obligations.
Management defines EBITDA as net income (loss) before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation expense, asset impairment and gain or loss on disposition, acquisition and integration costs, restructuring and related charges and certain other expenses that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales, expressed as a percentage. Adjusted net income represents net income (loss) adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for the amortization of property and equipment purchase accounting asset step-ups and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted-average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted-average shares outstanding. Management defines cash-on-cash returns as Four Wall EBITDA divided by total net cash investment. Four Wall EBITDA includes store level costs such as product and distribution costs, commissions, occupancy, marketing and other related costs. A definition of net leverage and a related reconciliation to the most directly comparable GAAP financial measure can be found on the Investor Relations section of our website under "Financial Information—Quarterly Results."
These non-GAAP financial measures may not be comparable to similar measures reported by other companies and have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. We address the limitations of the non-GAAP financial measures through the use of various GAAP measures. In the future we will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of these non-GAAP financial measures should not be construed as an inference that future results will be unaffected by the adjustments used to derive such non-GAAP measures.

We have not reconciled the non-GAAP adjusted EBITDA and diluted adjusted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. We have also not reconciled the cash-on-cash return forward-looking outlook because such metric includes store-level cash flows and initial capital investment at the individual store level, which are not captured or presented on a GAAP basis. Reconciling this metric to a GAAP measure would require unreasonable efforts and assumptions.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, the Optimization Plan and its associated activities, costs and benefits, the restructuring plan adopted in fiscal 2025 (the "Restructuring Plan") and its associated benefits, our ability to drive long-term value and business and market trends may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products or general inventory; failure to maintain or increase comparable store sales; delay or disruption in funding of benefits provided under government-funded assistance programs, such as the Supplemental Nutrition Assistance Program; any significant disruption to our distribution network, the operations, technology and capacity of our distribution centers and our timely receipt of inventory; risks associated with newly opened stores; risks associated with our growth strategy, including opening, relocating or remodeling stores on schedule and on budget, as well as the revised near-term new store growth strategy as reflected in the Restructuring Plan and Optimization Plan; risks associated with our store refresh initiatives, including that such efforts do not lead to improvements in operating results or are more costly to implement than we anticipate; financial and operating impacts associated with our Optimization Plan; risks related to our plan to operate certain newly opened stores as Company-operated stores; inflation, tariffs and other changes affecting the market prices of the products we sell; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; inability to maintain sufficient levels of cash flow from our operations to fund our growth strategy; risks associated with leasing substantial amounts of space; inability to attract, train and retain highly qualified employees or the loss of executive officers or other key personnel; costs and successful implementation of marketing, advertising and promotions; natural or man-made disasters, climate change, power outages, major health epidemics, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of our business operations; unexpected costs and negative effects if we incur losses not covered by our insurance program; difficulties associated with labor relations and shortages; failure to participate effectively in the growing online retail marketplace; failure to properly integrate or achieve the expected benefits of any acquired businesses; risks associated with economic conditions; risks associated with uncertainty and changes in U.S. trade policies, including tariffs; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; risks associated with deploying our own private label brands; inability to attract and retain qualified independent operators of the Company ("IOs"); failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to the Company; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm our business; material disruption to information technology systems, including risks associated from our technology initiatives or third-party security breaches or other disruptions; failure to maintain the security of information we hold, including relating to personal information or payment card data; risks associated with products we and our IOs sell; risks associated with laws and regulations generally applicable to retailers; legal or regulatory proceedings; our substantial indebtedness could affect our ability to operate our business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in our debt agreements may restrict our ability to pursue our business strategies, and failure to comply with any of these restrictions could result in acceleration of our debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in our most recent annual report on Form 10-K and in other subsequent reports we file with the United States Securities and Exchange Commission (the "SEC"). Our periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, we cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and we have based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, we do not undertake any duty to update any of these forward-looking statements after the date of this release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a growth-oriented extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 540 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Nevada, Idaho, North Carolina, Maryland, Ohio, Georgia, Virginia, New Jersey, Alabama, Delaware and Kentucky.
INVESTOR RELATIONS CONTACTS:
Ian Ferry
(510) 244-3703
iferry@cfgo.com
Ron Clark
(646) 776-0886
ron@ellipsista.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 4, 2026	March 29, 2025
Net sales	$1,166,352	$1,125,567
Cost of sales	821,153	783,122
Gross profit	345,199	342,445
Selling, general and administrative expenses	347,022	331,078
Restructuring charges	18,191	33,875
Goodwill impairment	158,000	—
Operating loss	(178,014)	(22,508)
Interest expense, net	6,369	6,520
Loss before income taxes	(184,383)	(29,028)
Income tax benefit	(4,061)	(5,711)
Net loss and comprehensive loss	$(180,322)	$(23,317)
Basic net loss per share	$(1.83)	$(0.24)
Diluted net loss per share	$(1.83)	$(0.24)
Weighted-average shares outstanding:
Basic	98,426	97,521
Diluted	98,426	97,521

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 4, 2026	January 3, 2026
Assets
Current assets:
Cash and cash equivalents	$58,998	$69,602
Independent operator receivables and current portion of independent operator notes, net of allowance	14,081	16,983
Other accounts receivable, net of allowance	3,452	3,685
Merchandise inventories	387,109	381,961
Prepaid expenses and other current assets	25,613	25,409
Total current assets	489,253	497,640
Independent operator notes and receivables, net of allowance	34,942	43,748
Property and equipment, net	755,562	742,961
Operating lease right-of-use assets	1,122,250	1,089,838
Intangible assets, net	75,806	78,375
Goodwill, net	475,835	633,835
Other assets	4,361	4,702
Total assets	$2,958,009	$3,091,099
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$200,179	$177,457
Accrued and other current liabilities	44,824	54,277
Accrued compensation	20,428	17,841
Current portion of long-term debt	15,000	15,000
Current lease liabilities	89,881	87,324
Income and other taxes payable	11,545	12,097
Total current liabilities	381,857	363,996
Long-term debt, net	474,254	477,905
Deferred income tax liabilities, net	29,012	33,183
Long-term lease liabilities	1,262,635	1,229,473
Other long-term liabilities	3,155	2,879
Total liabilities	2,150,913	2,107,436
Stockholders' equity:
Common stock	99	98
Series A preferred stock	—	—
Additional paid-in capital	830,802	827,048
Retained earnings (deficit)	(23,805)	156,517
Total stockholders' equity	807,096	983,663
Total liabilities and stockholders' equity	$2,958,009	$3,091,099

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	April 4, 2026	March 29, 2025
Cash flows from operating activities:
Net loss	$(180,322)	$(23,317)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	24,920	24,977
Amortization of intangible and other assets	6,236	4,920
Amortization of debt issuance costs and debt discounts	228	228
Non-cash rent	463	2,163
Impairment of long-lived assets	645	1,728
Goodwill impairment	158,000	—
Share-based compensation	3,755	5,458
Provision for independent operator and other accounts receivable reserves	17,961	3,283
Deferred income taxes	(4,171)	(5,828)
Other	644	143
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(3,751)	(2,627)
Merchandise inventories	(5,148)	7,982
Prepaid expenses and other assets	(160)	448
Income and other taxes payable	(552)	(12)
Trade accounts payable	22,475	16,916
Accrued and other liabilities	5,868	14,748
Accrued compensation	2,587	2,620
Operating lease liabilities	2,880	5,108
Net cash provided by operating activities	52,558	58,938
Cash flows from investing activities:
Advances to independent operators	(3,046)	(4,329)
Repayments of advances from independent operators	778	931
Purchases of property and equipment	(52,751)	(60,452)
Investments in intangible assets and licenses	(4,049)	(4,834)
Net cash used in investing activities	(59,068)	(68,684)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	53
Proceeds from revolving credit facility	—	20,000
Principal payments on revolving credit facility	—	(20,000)
Principal payments on senior term loan due 2028	(3,750)	(1,875)
Principal payments on finance leases	(344)	(350)
Net cash used in financing activities	(4,094)	(2,172)
Net decrease in cash and cash equivalents	(10,604)	(11,918)
Cash and cash equivalents at beginning of period	69,602	62,828
Cash and cash equivalents at end of period	$58,998	$50,910

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	April 4, 2026	March 29, 2025
Net loss	$(180,322)	$(23,317)
Interest expense, net	6,369	6,520
Income tax benefit	(4,061)	(5,711)
Depreciation and amortization expenses	31,156	29,897
EBITDA	(146,858)	7,389
Share-based compensation expense	3,755	5,458
Asset impairment and gain or loss on disposition (1)	1,303	135
Acquisition and integration costs (2)	—	339
Restructuring and related charges (4)	19,914	33,875
Goodwill impairment	158,000	—
Other (5)	7,002	4,689
Adjusted EBITDA	$43,116	$51,885

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 4, 2026	March 29, 2025
Net loss	$(180,322)	$(23,317)
Share-based compensation expense	3,755	5,458
Asset impairment and gain or loss on disposition (1)	1,303	135
Acquisition and integration costs (2)	—	339
Amortization of purchase accounting assets and deferred financing costs (3)	1,268	1,268
Restructuring and related charges (4)	19,914	33,875
Goodwill impairment	158,000	—
Other (5)	7,002	4,689
Tax adjustment to normalize effective tax rate (6)	2,519	3,163
Tax effect of total adjustments (7)	(8,830)	(12,603)
Adjusted net income	$4,609	$13,007

GAAP net loss per share:
Basic	$(1.83)	$(0.24)
Diluted	$(1.83)	$(0.24)
Adjusted earnings per share:
Basic	$0.05	$0.13
Diluted	$0.05	$0.13
Weighted-average shares outstanding:
Basic	98,426	97,521
Diluted (8)	98,426	97,521
Non-GAAP weighted-average shares outstanding:
Basic	98,426	97,521
Diluted (9)	99,144	98,227

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(1)Represents non-restructuring asset impairment charges and gains or losses on dispositions of assets.
(2)Represents costs related to the acquisition and integration of United Grocery Outlet, including due diligence, legal, consulting and retention bonus expenses.
(3)Represents the incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, as well as the amortization of debt issuance costs.
(4)In the first quarter of fiscal 2026, represents charges associated with the Optimization Plan, including bad debt expense, write-offs of merchandise inventory, costs related to Operator Agreement Terminations, costs associated with lease exits, and legal, professional, and other related expenses. In the first quarter of fiscal 2025, represents charges associated with the Restructuring Plan, including lease termination costs, non-cash impairment and disposal of long-lived assets, employee severance and benefit costs, and legal, professional and other related expenses. All such costs are reflected in Restructuring charges on the condensed consolidated statements of operations and comprehensive loss, except for write-offs of merchandise inventory, which are included in Cost of sales.
(5)Represents other non-recurring, non-cash or non-operational items, including strategic project costs, certain personnel-related hiring and termination costs, system implementation costs, legal settlements and other legal expenses, costs related to employer payroll taxes associated with equity awards and miscellaneous costs.
(6)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax benefits or shortfalls related to exercise and/or vesting of share-based awards that are recorded in earnings as discrete items in the reporting period in which they occur.
(7)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.
(8)There is no difference in the weighted-average shares outstanding used to calculate the basic and diluted GAAP net loss per share due to the Company's net loss.
(9)To calculate diluted adjusted earnings per share, we adjusted the weighted-average shares outstanding for the dilutive effect of all potential shares of common stock.